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                                                                (513) 723-4000




                                           August 14, 1996



Board of Directors
Market Financial Corporation
7522 Hamilton Avenue
Mt. Healthy, Ohio  45231

Dear Ladies and Gentleman:

          We are familiar with the proceedings taken and proposed to be taken by Market Financial Corporation ("MFC") in connection with the issuance and sale by MFC of up to 1,335,725 of its common shares, without par value (the "Common Shares"). The Common Shares are being offered by MFC in connection with the conversion of The Market Building and Saving Company ("Market") from a mutual savings and loan association incorporated under the laws of the State of Ohio to a permanent capital stock savings association incorporated under the laws of the State of Ohio (the "Conversion").

          MFC has been incorporated at the direction of Market for the purpose of purchasing all of the capital stock to be issued by Market in connection with the Conversion. We have assisted Market with matters related to the incorporation and organization of MFC. In addition, we have collaborated in the preparation of the Registration Statement on Form S-1 (the "Registration Statement") to be filed by MFC with the Securities and Exchange Commission for the registration of the Common Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

          Based upon the foregoing, we are of the opinion that MFC is a duly organized and legally existing corporation under the laws of the State of Ohio. Assuming compliance with applicable federal and state securities laws, we are also of the opinion that the Common Shares to be issued and sold by MFC, when the purchase orders have

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Board of Directors
August 14, 1996
Page 2

been accepted and the purchase price for the Common Shares has been paid in money as specified in the Registration Statement when it shall become effective, will be validly issued and outstanding, fully paid and non-assessable. Notwithstanding the foregoing, until payments are received by MFC from the Market Financial Corporation Employee Stock Ownership Plan (the "ESOP") in accordance with the terms of a loan agreement to be entered into by and between MFC and the ESOP, shares for which payment in money has not been received will not be fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.

                                   Very truly yours,



                                   Vorys, Sater, Seymour and Pease